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Exhibit 10.3
                           CHANGE OF CONTROL AGREEMENT


         THIS AGREEMENT, made as of the 30th day of April, 1998, by and between COMMUNITY BANK OF GEORGIA (hereinafter referred to as the "Bank") and DAVID L. EDGAR (hereinafter referred to as "Executive"), establishes a severance arrangement between the parties in the event of a change of control the Bank or its parent bank holding company, Georgia Bancshares, Inc. ("Bancshares").

                              W I T N E S S E T H:

         WHEREAS, Executive is currently serving as the Chief Financial Officer and Vice President of the Bank; and

         WHEREAS, the Bank desires that Executive continue to serve as the Chief Financial Officer and Vice President of the Bank by providing Executive a measure of security; and

         WHEREAS, the Bank wants to continue to have the benefits of Executive's full time and attention to the affairs of the Bank without diversion due to concerns about a possible change of control;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Bank and Executive agree as follows:

         1. Payment of Severance Amount. If the Executive's employment by the Bank or any successor of the Bank shall be subject to an Involuntary Termination within the Covered Period, then the Bank shall pay to the Executive an amount equal to the Severance Amount, payable within 15 days after the Termination Date (the date on which Executive's employment with the Bank is discontinued). In addition, Executive will immediately be entitled to payment of the Severance Amount if, following a Change of Control, any successor to the Bank refuses to acknowledge and accept the obligations of the Bank hereunder.

         2. Definitions. All the terms defined in this Paragraph 2 shall have the meaning given below throughout this Agreement.


                  a. An "Affiliate" shall mean any entity which owned by controls, is owned by or is under common ownership or control with, the Bank.

                  b.  "Base  Annual  Salary"  shall,  as  determined   on    the
Termination Date, be equal to the greater of:

                           i)       the Executive's   annual  salary   excluding
                                    bonuses on the date of the earliest Change of Control to occur during the Covered Period; or

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                           ii)      the  Executive's  annual  salary   excluding
                                    bonuses on the Termination Date.

                  c. "Change in Duties" shall mean any one or more of the following:

                           i) a significant  change in the nature  or  scope  of
                  the Executive's authorities or duties from those applicable to him immediately prior to the date on which a Change of Control occurs;

                           ii) a reduction in the Executive's Base Annual Salary
                  from that provided to him immediately prior to the date on which a Change of Control occurs;

                           iii) any diminution in the Executive's eligibility to
                  participate or level of participation in bonus, stock option and other compensation plans which provide opportunities to receive compensation, from the greater of:

                                    -the opportunities provided by the Bank  for
                                     executives with comparable duties; or

                                    -the opportunities under any such plans under which he was participating immediately prior to the date on which a Change of Control occurs;

                           iv) a diminution in Executive benefits (including but
                  not limited to medical, dental, life insurance and long-term disability plans) and perquisites applicable to Executive, from the greater of:

                                    -the Executive benefits and perquisites
                                     provided by the Bank to executives with
                                     comparable duties; or

                                    -the Executive  benefits and perquisites to
                                     which he was entitled immediately prior to the date on which a Change in Control occurs;

                           v) a  change  in  the  location  of  the  Executive's
                  principal place of employment by the Bank (more than 50 miles from the location where he was principally employed immediately prior to the date on which a Change of Control occurs) to which Executive has not agreed;

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                  d.  A  "Change  of  Control"  shall  be  deemed  to  have
        occurred if:

                           i) any "person," including a "group" as determined in
                  accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than Bancshares, or any Executive benefit plan, as defined in ERISA, of any of the foregoing) is or becomes the beneficial owner, directly or indirectly, of securities of Bancshares representing 25% or more of the combined voting power of Bancshares's then outstanding securities;

                           ii) as a result of, or in connection with, any tender
                  offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Bank and Bancshares before the Transaction shall cease to constitute a majority of the Board of Directors of the Bank or Bancshares or any successor to the Bank or Bancshares;

                           iii) the Bank or Bancshares is merged or consolidated
                  with another corporation and as a result of the merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former, shareholders of Bancshares, other than (x) affiliates within the meaning of the Exchange Act or (y) any party to the merger or consolidation;

                           iv) a  tender  offer  or  exchange  offer is made and
                  consummated for the ownership of securities of Bancshares representing 50% or more of the combined voting power of Bancshares's then outstanding voting securities; or

                           v) the Bank transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of Bancshares.

                  e. "Covered Period" for the Executive shall mean two years following the occurrence of any Change of Control, including a Change of Control following another/other Change(s) of Control.

                  f.  "Involuntary  Termination"  shall  mean  any   termination
during the Covered Period which:

                           i) does not result from a resignation by the Executive (other than a resignation pursuant to clause ii)of this subparagraph (f)); or

                           ii) results from a resignation submitted to the Employer in writing within six months following any Change in Duties; provided, however, the term "Involuntary Termination" shall not include:

                           x.       a Termination for Cause, or
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                           y. any termination as a result of death,  disability,
                           or normal retirement pursuant to a retirement plan to which the Executive was subject prior to any Change in Control.

                  g. "Severance Amount" is equal to one hundred percent (100%) of the Executive's then Base Annual Salary.

                  h. "Termination for Cause" shall mean only a termination as a result of fraud, gross negligence, gross dereliction of duties, misappropriation of or intentional material damage to the property or business of the Bank or Bancshares or a commission of a felony by the Executive.

         3. Notices. Notices and all other communications under this Agreement shall be in writing and shall be deemed given when personally delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company to:

                  Community Bank of Georgia
                  3333 Lawrenceville Highway
                  Tucker, Georgia
                  Attention: Secretary of Bancshares,  or its successor,
                             with copies to the President of Bancshares, or its successor and the President of the Bank, or its successor.

                  If to the Executive to:

                  Mr. David L. Edgar
                  Community Bank of Georgia
                  3333 Lawrenceville Highway
                  Tucker, Georgia  30084-7132

or to such other address as either party may furnish to the other in writing, except that notice of changes of address shall be effective only upon receipt.

         4.       Applicable  Law.  This  contract is entered  into under,   and
shall be governed  for all purposes by, the laws of the State of Georgia.

         5. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

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         6.  Withholding  of  Taxes;  Set-Off.  The Bank may  withhold  from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law, governmental regulation or ruling. The right of Executive to receive benefits under this Agreement, however, shall be absolute and shall not be subject to any set-off, counterclaim, recoupment, defense, duty to mitigate, or other rights the Bank may have against him or anyone else.

         7. Not An Employment Agreement; Subsequent Employment. Nothing in this Agreement shall give the Executive any rights (or impose any obligation) to continued employment by the Bank or any successor of the Bank or Bancshares, nor shall it give the Bank any rights (or impose any obligations) for the continued performance of duties by the Executive for the Bank or any subsidiary or successor of the Bank or Bancshares. Executive's right to receive benefits under this Agreement shall not be reduced by Executive's employment with any other employer after terminating employment with the Bank. Any compensation for services rendered or consulting fees earned after the date of termination shall not diminish Executive's right to receive all amounts due hereunder.

         8. No Assignment. The Executive's right to receive payments or benefits under this Agreement shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent and distribution. In the event of any attempted assignment or transfer contrary to this paragraph, the Bank shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         9. Successors. This Agreement shall be binding upon and inure to the benefit of the Bank, its successors and assigns (including, without limitation, any company into or with which the Bank or Bancshares may merge or consolidate).

         10. Executive's Indemnity. Executive shall be entitled to any indemnity provided to officers of the Bank immediately prior to the Change of Control. Any changes to the Bank's bylaws or otherwise which reduce any indemnity granted to officers shall not affect the rights granted hereunder. The Bank shall not reduce any of Executive's indemnity benefits without the prior written consent of Executive. Any references to Georgia law in the bylaws of the Bank or other documents granting indemnity to Executive shall be deemed to be references as of the date of this Agreement, and any amendments to Georgia law, including a revocation thereof, shall not reduce the indemnity benefits granted hereunder.

         11. Term. This Agreement shall be effective as of the date first above-written and shall remain in effect for a period of three years. Notwithstanding anything herein to the contrary, in the event of a Change of Control during the initial, or any subsequent, term of this Agreement, this Agreement shall remain in effect until the later of (a) the end of the term of the Agreement or (b) the day after the last day in the Covered Period.

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         IN WITNESS  WHEREOF,  the  parties  have caused  this  Agreement  to be executed and delivered as of the day and year first above written.

                                          COMMUNITY BANK OF GEORGIA




                                           /s/ Ted A. Murphy
                                           President and Chief Executive
                                           Officer

                                           EXECUTIVE



                                           /s/ David L. Edgar
                                           David L. Edgar